Exhibit 4(b)

                                 NOTICE OF
                        AUTOMATIC STOCK OPTION GRANT
                      -------------------------------

          Notice is hereby given of the following stock option (the "Option") to purchase shares of the common stock of Amdahl Corporation (the "Corporation") which has been granted pursuant to the Automatic Option Grant Program in effect under the Corporation's 1994 Stock Incentive Plan ( the "Plan"):

          OPTIONEE:

          GRANT DATE:

          TYPE OF OPTION:  Non-Statutory Stock Option

          EXERCISE PRICE:  $                  per share

          NUMBER OF OPTION SHARES:  5,000 shares

          EXPIRATION DATE:

          EXERCISE SCHEDULE: The Option is immediately exercisable for all the Option Shares

          VESTING SCHEDULE: The Option Shares shall initially be unvested and subject to repurchase by the Corporation, at the Exercise Price paid per share, upon Optionee's cessation of service as a member of the Corporation's Board of Directors (the "Board") prior to vesting in the Option Shares. Optionee shall acquire a vested interest in the Option Shares, and the Corporation's repurchase right with respect to the Option Shares shall lapse, in two (2) equal and successive annual installments over Optionee's continued period of Board service, with the first such installment to vest upon Optionee's completion of one (1) year of Board service measured from the Grant Date. In no event shall any additional Option Shares vest following Optionee's cessation of Board service for any reason other than death or permanent disability.

          Optionee understands and agrees that the Option is granted subject to and in accordance with the express terms and conditions of the Plan governing automatic option grants to Board members. Optionee further agrees to be bound by the terms and conditions of the Plan and the terms and conditions of the Option as set forth in the Automatic Stock Option Agreement attached hereto as Exhibit A.

          Optionee hereby acknowledges receipt of a copy of the official Plan Summary and Prospectus. A copy of the Plan is also available upon request made to the Corporate Secretary at the Corporate Offices at 1250 East Arques Avenue, P.O. Box 3470, Sunnyvale, California 94088-3470.

          REPURCHASE RIGHT.  OPTIONEE HEREBY AGREES THAT ALL
          ----------------
UNVESTED OPTION SHARES ACQUIRED UPON THE EXERCISE OF THE OPTION SHALL NOT BE TRANSFERABLE AND SHALL BE SUBJECT TO REPURCHASE BY THE CORPORATION AND ITS ASSIGNS, AT THE EXERCISE PRICE PAID PER SHARE, UPON OPTIONEE'S CESSATION OF SERVICE AS A MEMBER OF THE CORPORATION'S BOARD OF DIRECTORS. THE TERMS AND CONDITIONS OF SUCH REPURCHASE RIGHT SHALL BE SET FORTH IN A STOCK ISSUANCE AGREEMENT, IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION, EXECUTED BY OPTIONEE AT THE TIME OF THE OPTION EXERCISE.

          No provision of this Notice of Automatic Stock Option Grant or the attached Automatic Stock Option Agreement shall in any way be construed or interpreted so as to affect adversely or otherwise impair the right of the Corporation or the stockholders to remove Optionee from the Board at any time in accordance with the provisions of applicable law.

DATED:                     , 199__


                              AMDAHL CORPORATION

                              By:

                              Title:



                                               OPTIONEE

                              Address:




Attachments:
Exhibit A:     Automatic Stock Option Grant Agreement

                            AMDAHL CORPORATION

                  AUTOMATIC STOCK OPTION GRANT AGREEMENT
                 ----------------------------------------


RECITALS
- --------

          A. The Corporation has approved an Automatic Option Grant Program under the 1994 Stock Incentive Plan (the "Plan"), pursuant to which special option grants are to be made to eligible members of the Corporation's Board of Directors (the "Board") at periodic intervals over their period of Board service in order to encourage such individuals to remain in the Corporation's service.

          B. Optionee is an eligible Board member, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the automatic grant of a stock option to purchase shares of the Corporation's common stock ("Common Stock") under the Plan.

          C. The granted option is intended to be a non-statutory option which does not meet the requirements of Section 422 of the Internal Revenue Code and is designed to provide Optionee with a meaningful incentive to continue to serve as a member of the Board.

          NOW, THEREFORE, it is hereby agreed as follows:

          1.   Grant of Option.  Subject to and upon the terms
               ---------------
and conditions set forth in this Agreement, there is hereby granted to Optionee, as of the date of grant (the "Grant Date") specified in the accompanying Notice of Grant of Automatic Stock Option (the "Grant Notice"), a stock option to purchase up to that number of shares of Common Stock (the "Option Shares") as is specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term at the price per share (the "Exercise Price") specified in the Grant Notice.

          2.   Option Term.  This option shall have a maximum
               -----------
term of ten (10) years measured from the Grant Date and shall expire at the close of business on the Expiration Date specified in the Grant Notice, unless sooner terminated under Paragraph 5, 7 or 8.

          3.   Limited Transferability.  This option, together
               -----------------------
with the special stock appreciation right provided under Paragraph 8.b, shall be neither transferable nor assignable by Optionee, other than a transfer of this option effected by will or by the laws of descent and distribution following Optionee's death, and may be exercised, during Optionee's lifetime, only by Optionee.

          4.   Exercisability.  This option shall be immediately
               --------------
exercisable for any or all of the Option Shares, whether or not the Option Shares are at the time vested in accordance with the Vesting Schedule set forth in the Grant Notice, and this option shall remain so exercisable until the expiration or sooner termination of the option term. In no event, however, shall any additional Option Shares vest following Optionee's cessation of service as a Board member for any reason other than death or permanent disability.

          5.   Cessation of Board Service.  Should Optionee's
               --------------------------
service as a Board member cease while this option remains outstanding, then the option term specified in Paragraph 2 shall terminate (and this option shall cease to remain outstanding) prior to the Expiration Date in accordance with the following provisions:

               a. Should Optionee cease to serve as a Board member for any reason (other than death or permanent disability) while holding this option, then the period for exercising this option shall be reduced to a six (6)-month period commencing with the date of such cessation of Board service, but in no event shall this option be exercisable at any time after the Expiration Date. During such limited period of exercisability, this option may not be exercised for more than the number of Option Shares (if any) in which Optionee is vested on the date Optionee ceases service as a Board member. Upon the earlier of (i) the expiration of such six (6)-month period or (ii) the specified Expiration Date, the option shall terminate and cease to be exercisable with respect to any vested Option Shares for which the option has not otherwise been exercised.

               b. Should Optionee die during the six (6)-month period following his or her cessation of Board service, then the personal representative of Optionee's estate or the person or persons to whom the option is transferred pursuant to Optionee's will or in accordance with the laws of descent and distribution shall have the right to exercise this option for any or all of the Option Shares in which Optionee is vested at the time of Optionee's cessation of Board service (less any Option Shares subsequently purchased by Optionee prior to death). Such right of exercise shall terminate, and this option shall accordingly cease to remain exercisable for such vested Option Shares, upon the earlier of (i) the expiration of the twelve (12)-month period measured from the date of Optionee's death or (ii) the specified Expiration Date of the option term.

               c. Should Optionee die or become permanently disabled while serving as a Board member, then all the Option Shares subject to this option at the time of such cessation of Board service shall immediately vest, and Optionee (or the personal representative of Optionee's estate or the person or persons to whom the option is transferred pursuant to Optionee's will or in accordance with the laws of descent and distribution) shall have the right to exercise this option for any or all of those vested Option Shares. Such right of exercise shall terminate, and this option shall accordingly cease to remain outstanding with respect to the Option Shares, upon the earlier of (i) the expiration of the twelve (12)-month period measured from the date on which Optionee dies or becomes permanently disabled or (ii) the specified Expiration Date of the option term.

               d. Upon Optionee's cessation of Board service for any reason other than death or permanent disability, this option shall immediately terminate and cease to remain outstanding with respect to any and all Option Shares in which Optionee is not otherwise at that time vested in accordance with the normal Vesting Schedule set forth in the Grant Notice or the special vesting acceleration provisions of Paragraph 7 or 8.

               e. Optionee shall be deemed to be permanently disabled if Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

          6.   Adjustment in Option Shares.
               ---------------------------

          A. Should any change be made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting such Common Stock as a class without the Corporation's receipt of consideration, then the number and class of securities purchasable under this option and the Exercise Price payable per share shall be appropriately adjusted to prevent the dilution or enlargement of Optionee's rights hereunder; provided, however, the aggregate Exercise Price shall remain the same.

          B. To the extent this option is assumed in connection with any Corporate Transaction under Paragraph 7 or is otherwise to continue in effect, this option shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issued to Optionee, in consummation of such Corporate Transaction, had this option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the Exercise Price payable per share, provided the aggregate Exercise Price payable for such securities shall remain the same.

          7.   Corporate Transaction.  In the event of any of the
               ---------------------
following stockholder-approved transactions to which the Corporation is a party (a "Corporate Transaction"):

               a.   a merger or consolidation in which the
Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Corporation is incorporated,

               b. the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation, or

               c. any reverse merger in which the Corporation is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger, all Option Shares at the time subject to this option but not otherwise vested shall automatically vest in full and the Corporation's repurchase right with respect to those shares shall immediately terminate, so that this option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable for all of the Option Shares at the time subject to this option and may be exercised for all or any portion of such shares as fully vested shares of Common Stock. Immediately following the consummation of the Corporate Transaction, this option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

          8.   Change in Control/Hostile Takeover.
               ----------------------------------

               a. All Option Shares subject to this option at the time of a Change in Control or Hostile Take-Over (as such terms are defined below) but not otherwise vested shall automatically vest in full, and the Corporation's repurchase right shall immediately terminate with respect to those shares, so that this option shall, immediately prior to the effective date of such Change in Control or Hostile Take-Over, become fully exercisable for all of the Option Shares at the time subject to this option and may be exercised for all or any portion of such shares as fully vested shares of Common Stock. This option shall remain exercisable for such fully vested Option Shares until the earliest to occur of (i) the specified Expiration Date of the option term, (ii) the sooner termination of this option in accordance with Paragraph 5 or 7 or (iii) the surrender of this option under Paragraph 8.b.

               b. Provided this option has been outstanding for at least six (6) months prior to the occurrence of a Hostile Take-Over, Optionee shall also have the unconditional right (exercisable during the thirty (30)-day period immediately following the consummation of such Hostile Take-Over) to surrender this option to the Corporation in exchange for a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the Option Shares at the time subject to the surrendered option over (ii) the aggregate Exercise Price payable for such shares.

          To exercise this limited stock appreciation right, Optionee must, during the applicable thirty (30)-day exercise period, provide the Corporation with written notice of the option surrender in which there is specified the number of Option Shares as to which the Option is being surrendered. Such notice must be accompanied by the return of Optionee's copy of this Agreement, together with any written amendments to such Agreement. The cash distribution shall be paid to Optionee within five (5) days following such delivery date, and neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with the option surrender and cash distribution. Upon receipt of such cash distribution, this option shall be cancelled with respect to the shares subject to the surrendered option (or the surrendered portion), and Optionee shall cease to have any further right to acquire those Option Shares under this Agreement. However, should this option be surrendered for only a portion of the Option Shares at the time subject to the option, a new stock option agreement (substantially in the form of this Agreement) shall be issued by the Corporation for the balance of the Option Shares for which this option is not surrendered.

          This limited stock appreciation right shall in all events terminate upon the expiration or sooner termination of the option term and may not be assigned or transferred by Optionee.

               c.   Definitions:  For purposes of this Agreement,
                    -----------
the following definitions shall be in effect:

               CHANGE IN CONTROL: a change in ownership or control of the Corporation effected through either of the following transactions:

               -    a direct acquisition by any person (or
related group of persons) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Act of 1934, as amended (the "1934 Act"), of securities possessing more than ten percent (10%) of the total combined voting power of the Corporation's outstanding securities,

               - the direct or indirect acquisition by any person or related group of persons, whether by tender or exchange offer made directly to the Corporation's stockholders, private purchases from one or more of the Corporation's stockholders, open market purchases or any other transaction, of additional securities of the Corporation which increases the beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of the total securities holdings of such person (or related group of persons) to a level of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities, or

               - the direct or indirect acquisition by any person or related group of persons, whether by tender or exchange offer made directly to the Corporation's stockholders, private purchases from one or more of the Corporation's stockholders, open market purchases or any other transaction, of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities of the Corporation possessing sufficient voting power in the aggregate to elect an absolute majority of the Board (rounded up to the next whole number).

               HOSTILE TAKE-OVER: a change in ownership of the Corporation effected through the following transaction:

               - the direct or indirect acquisition by any person or related group of persons of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept, and

               - more than fifty percent (50%) of the acquired securities are accepted from holders other than the officers and directors of the Corporation subject to the short-swing profit restrictions of Section 16 of the 1934 Act.

               TAKE-OVER PRICE: the greater of (i) the Fair
Market Value (as defined in subparagraph 9.b. below) per share of Common Stock on the date the option is surrendered to the Corporation in connection with the Hostile Take-Over or (ii) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over.

          9.   Manner of Exercising Option.
               ---------------------------

               a. In order to exercise this option for all or any part of the Option Shares for which the option is at the time exercisable, Optionee (or in the case of exercise after Optionee's death, Optionee's executor, administrator, heir or legatee, as the case may be) must take the following actions:

                    (1)  To the extent the option is exercised
for vested Option Shares, the Secretary of the Corporation shall be provided with written notice of the option exercise (the "Exercise Notice"), in substantially the form of Exhibit I attached hereto, in which there is specified the number of vested Option Shares which are to be purchased under the exercised option. To the extent the option is exercised for one or more unvested Option Shares, Optionee (or other person exercising the option) shall deliver to the Secretary of the Corporation a stock Issuance Agreement (in form and substance satisfactory to the Corporation) which grants the Corporation the right to repurchase, at the Exercise Price, any and all unvested Option Shares held by Optionee at the time of his or her cessation of Board service and which precludes the sale, transfer or other disposition of any purchased Option Shares subject to such repurchase right ("the Issuance Agreement").

                    (2)  The aggregate Exercise Price for the
purchased shares shall be paid in one of the following alternative forms:

                         (a)  full payment in cash or check made
payable to the Corporation's order;

                         (b)  full payment in shares of Common
Stock held by Optionee for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date (as defined below);

                         (c)  full payment in a combination of
shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date and cash or check made payable to the Corporation's order; or

                         (d)  to the extent the option is
exercised for vested Option Shares, full payment effected through the Immediate Sale Program: a broker-dealer sale and remittance procedure pursuant to which Optionee shall provide concurrent irrevocable written instructions (i) to a Corporation-designated brokerage firm to effect the immediate sale of the vested shares purchased under the option and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for those shares and (ii) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

                    (3) Appropriate documentation evidencing the right to exercise this option shall be furnished the Corporation if the person or persons exercising the option is other than Optionee.

               b. For purposes of subparagraph 9.a. above and for all other valuation purposes under this Agreement, the Fair Market Value per share of Common Stock on any relevant date shall be the mean between the highest and lowest selling prices per share on the date in question on the principal exchange on which the Common Stock is then listed or admitted to trading, as such prices are reported on the composite tape of transactions on such exchange. If there are no reported sales of the Common Stock on the date in question, then the Fair Market Value shall be the mean between the highest and lowest selling prices on the last preceding date for which such quotations exist.

               c. The Exercise Date shall be the date on which the Exercise Notice is delivered to the Secretary of the Corporation, together with the appropriate Issuance Agreement for any unvested shares acquired under the option. Except to the extent the Immediate Sale Program specified above is utilized in connection with the exercise of the option for vested Option Shares, payment of the Exercise Price for the purchased shares must accompany such notice.

               d. As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or other person or persons exercising this option) a certificate or certificates representing the purchased Option Shares. To the extent any such Option Shares are unvested, the certificates for those Option Shares shall be endorsed with an appropriate legend evidencing the Corporation's repurchase rights and may be held in escrow with the Corporation until such shares vest.

               e. In no event may this option be exercised for any fractional share.

          10.  Stockholder Rights.  The holder of this option
               ------------------
shall not have any of the rights of a stockholder with respect to the Option Shares until such individual shall have exercised this option and paid the Exercise Price for the purchased shares.

          11.  No Impairment of Rights.  This Agreement shall not
               -----------------------
in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets. Nor shall this Agreement in any way be construed or interpreted so as to affect adversely or otherwise impair the right of the Corporation or the stockholders to remove Optionee from the Board at any time in accordance with the provisions of applicable law.

          12.  Compliance with Laws and Regulations.  The
               ------------------------------------
exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any securities exchange on which shares of the Common Stock may be listed for trading at the time of such exercise and issuance.

          13.  Successors and Assigns.  Except to the extent
               ----------------------
otherwise provided in Paragraph 3 or 7, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of Optionee and the Corporation's successors and assigns.

          14.  Discharge of Liability.  The inability of the
               ----------------------
Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. However, the Corporation shall use its best efforts to obtain all such applicable approvals.

          15.  Notices.  Any notice required to be given or
               -------
delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation in care of the Corporate Secretary at the Corporate Offices at 1250 East Arques Avenue, P.O. Box 3470, Sunnyvale, California 94088-3470. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on the Grant Notice. All notices shall be deemed to have been given or delivered upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

          16.  Construction/Governing Law.  This Agreement and
               --------------------------
the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan, including the Automatic Option Grant Program provisions of Article Three of the Plan.
The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State's conflict-of-laws provisions.